Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion by reference in the following Registration Statements (No. 333-153389, 333-226504, 333-172697, 333-226503, 333-195797, 333-206098, 333-224548, 333-233031, 333-239090, 333-248769, 333-258569, 333-258571, 333-268232, 333-269116, 333-269168 and 333-268234) on Forms S-8 of Orthofix Medical Inc., of our report dated March 14, 2022, relating to the consolidated financial statements of SeaSpine Holdings Corporation, appearing in this Current Report on Form 8-K/A.

/s/ RSM US LLP

San Diego, California

February 10, 2023